Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the Annual Report on Form 10-K of Crestwood Midstream Partners LP (the “Registrant”) for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, William G. Manias, Senior Vice President — Chief Financial Officer of Crestwood Midstream Partners GP LLC, the general partner of the registrant, and Robert G. Phillips, President and Chief Executive Officer of Crestwood Midstream Partners GP LLC, the general partner of the registrant, each certifies that, to his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the Report.
Date: February 25, 2011

By:	/s/ William G. Manias	By:	/s/ Robert G. Phillips

	Williams G. Manias		Robert G. Phillips
	Senior Vice President — Chief Financial Officer		President and Chief Executive Officer